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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             FLAVORS HOLDINGS INC.,

                           MAFCO WORLDWIDE CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                          Dated as of December 8, 2005

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                                TABLE OF CONTENTS

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      5.1    Delivery of Instruments, Certificated Securities and

      5.4    Maintenance of Perfected Security Interest; Further

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SCHEDULES

Schedule 1   Notice Addresses
Schedule 2   Investment Property
Schedule 3   Perfection Matters
Schedule 4   Jurisdictions of Organization and Chief Executive Offices
Schedule 5   Inventory and Equipment Locations
Schedule 6   Intellectual Property

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                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 8, 2005, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JPMORGAN
CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative
Agent") for the banks and other financial institutions or entities (the
"Lenders") from time to time parties to the Credit Agreement, dated as of
December 8, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FLAVORS HOLDINGS INC., a Delaware corporation ("Holdings"), MAFCO WORLDWIDE CORPORATION, a Delaware corporation
(the "Borrower"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

            WHEREAS, the proceeds of the extensions of credit under the Credit
Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the
Lenders to make their respective extensions of credit to the Borrower under the
Credit Agreement that the Grantors shall have executed and delivered this
Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the
Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                           SECTION 1.  DEFINED TERMS

      1.1   Definitions. (a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the
New York UCC: Accounts, Certificated Security, Deposit Accounts, Chattel Paper,
Documents, Equipment, Farm Products, General Intangibles, Instruments,
Inventory, Letter of Credit Rights and Supporting Obligations.

                  (b)   The following terms shall have the following meanings:

            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit
Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any
Specified Hedge Agreement or Specified Cash Management Agreement, any Lender
Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Hedge Agreement, any Specified Cash
Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Collateral": as defined in Section 3.

            "Collateral Account": any collateral account established by the
Administrative Agent as provided in Section 6.1 or 6.4.

            "Copyrights": (i) all copyrights arising under the laws of the
United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United
States Copyright Office, and (ii) the right to obtain all renewals thereof.

            "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

            "Foreign Subsidiary Voting Stock": the voting Capital Stock of any
Foreign Subsidiary.

            "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor owed to the Administrative Agent or any Lender, which may arise under or in connection with this Agreement
(including, without limitation, Section 2) or any other Loan Document, to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan
Document).

            "Guarantors": the collective reference to each Grantor other than the Borrower.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or

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otherwise, including, without limitation, the Copyrights, the Copyright
Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark
Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

            "Investment Property": the collective reference to (i) all
"investment property" as such term is defined in Section 9-102(a)(49) of the New
York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

            "Issuers": the collective reference to each issuer of any Investment
Property.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Obligations": (i) in the case of the Borrower, the Borrower
Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

            "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

            "Pledged Notes": all promissory notes listed on Schedule 2, all
Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

            "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding
Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

            "Proceeds": all "proceeds" as such term is defined in Section
9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or
Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

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            "Securities Act": the Securities Act of 1933, as amended.

            "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any
similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

            "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

      1.2   Other Definitional Provisions. (a) The words "hereof," "herein",
"hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b)   The meanings given to terms defined herein shall be
      equally applicable to both the singular and plural forms of such terms.

                  (c)   Where the context requires, terms relating to the
      Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                             SECTION 2.  GUARANTEE

      2.1   Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the
Borrower when due (whether at the stated maturity, by acceleration or otherwise)
of the Borrower Obligations.

                  (b)   Anything herein or in any other Loan Document to the
      contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c)   Each Guarantor agrees that the Borrower Obligations may
      at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this
      Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                  (d)   The guarantee contained in this Section 2 shall remain
      in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this
      Section 2 shall have been Fully Satisfied, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

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                  (e)   No payment made by the Borrower, any of the Guarantors,
      any other guarantor or any other Person or received or collected by the
      Administrative Agent or any Lender from the Borrower, any of the
      Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower
      Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such
      Guarantor in respect of the Borrower Obligations), remain liable for the
      Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are Fully Satisfied.

      2.2   Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

      2.3   No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the
Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on
account of the Borrower Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Administrative Agent and the
Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower
Obligations, whether matured or unmatured, in such order as the Administrative
Agent may determine.

      2.4   Amendments, etc. with respect to the Borrower Obligations. Each
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower
Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the
Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required
Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower
Obligations may be sold, exchanged, waived, surrendered or released. Neither the
Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any

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Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.5   Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower
Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each
Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever
(with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender
may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other
Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the
Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any
Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.
For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.6   Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the
Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7   Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in
Dollars at the Funding Office.

                      SECTION 3.  GRANT OF SECURITY INTEREST

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            Each Grantor hereby assigns and transfers to the Administrative
Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest
(collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a)   all Accounts;

                  (b)   all Chattel Paper;

                  (c)   all Deposit Accounts;

                  (d)   all Documents;

                  (e)   all Equipment;

                  (f)   all General Intangibles;

                  (g)   all Instruments;

                  (h)   all Intellectual Property;

                  (i)   all Inventory;

                  (j)   all Investment Property

                  (k)   all Letter of Credit Rights

                  (l)   all other personal property not otherwise described
                        above;

                  (m)   all books and records pertaining to the Collateral; and

                  (n)   to the extent not otherwise included, all Proceeds,
      Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (1) any property to the extent that such grant of a security interest (i) is prohibited by any Requirement of Law of a Governmental
Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document or in the case of any Investment Property, Pledged Stock or Pledged
Note, any applicable shareholder or similar agreement, or (iii) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor under any contract, license, agreement, instrument or other document (including, to the extent applicable, any trademark applications filed in the United States Patent and Trademark Office on the basis of any
Grantor's "intent-to-use" such trademark), except to the extent that (x) such
Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (y) any such

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prohibition, default or other term would be rendered ineffective pursuant to
Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity, and provided that the security interest created hereby shall attach immediately to any portion of such property that does not result in any of the consequences specified above, or (2) more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any
Excluded Foreign Subsidiary.

                    SECTION 4.  REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into the
Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

      4.1   Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this
Agreement and the other Liens permitted to exist on the Collateral by the Credit
Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative
Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

      4.2   Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such
Grantor and any Persons purporting to purchase any Collateral from such Grantor
(except purchases of Inventory in the ordinary course of business), except as enforceability is affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors'
rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

      4.3   Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such
Grantor's chief executive office or sole place of business are specified on
Schedule 4.

      4.4   Inventory and Equipment. On the date hereof, the Inventory and the
Equipment (other than mobile goods) are kept at the locations listed on Schedule
5.

      4.5   Farm Products. None of the Collateral constitutes, or is the
Proceeds of, Farm Products.

      4.6   Investment Property. (a) The shares of Pledged Stock pledged by such
Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign
Subsidiary Voting Stock of each relevant Issuer.

                  (b)   All the shares of the Pledged Stock have been duly and
      validly issued and are fully paid and nonassessable.

                  (c)   Each of the Pledged Notes constitutes the legal, valid
      and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to

                                        8

      the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d)   Such Grantor is the record and beneficial owner of, and
      has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and non-consensual Liens permitted by Section 7.2 of the Credit Agreement.

      4.7   Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent such delivery is required by Section 5.1.

                  (b)   None of the obligors on any Receivables is a
      Governmental Authority.

                  (c)   The amounts represented by such Grantor to the Lenders
      from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

      4.8   Intellectual Property. (a) Schedule 6 lists all Intellectual
Property owned by such Grantor in its own name on the date hereof that has been registered in or filed with the U.S. Patent and Trademark Office or the U.S.
Copyright Office, as applicable.

                  (b)   On the date hereof, all material Intellectual Property
      that has been registered in the U.S. Patent and Trademark Office or the
      U.S. Copyright Office, as applicable, is valid, subsisting, unexpired and enforceable, has not been abandoned, other than in the ordinary course of business, and to the knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

                  (c)   Except as set forth in Schedule 6, on the date hereof,
      none of the material Intellectual Property owned by such Grantor in its own name is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d)   No final holding, decision or judgment has been rendered
      by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse
      Effect.

                  (e)   No action or proceeding is pending, or, to the knowledge
      of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such
      Grantor's ownership interest therein, or (ii) which could reasonably be expected to have a material adverse effect on the value of any
      Intellectual Property.

                              SECTION 5.  COVENANTS

            Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the
Obligations shall have been Fully Satisfied:

      5.1   Delivery of Instruments, Certificated Securities and Chattel Paper.
If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become

                                        9

evidenced by any Instrument, Certificated Security or Chattel Paper, such
Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

      5.2   Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the
Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) to the extent requested by the Administrative Agent insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

                  (b)   All such insurance shall (i) provide that no
      cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the
      Administrative Agent of written notice thereof, (ii) name the
      Administrative Agent as insured party or loss payee and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (c)   If requested by the Administrative Agent, the Borrower
      shall deliver to the Administrative Agent and the Lenders information regarding such insurance coverage substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

      5.3   Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with
GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein. Notwithstanding anything to the contrary in the foregoing sentence, no
Grantor shall be in default under this Section unless the aggregate amount of non-contested Indebtedness or obligations which the Grantors, in the aggregate, have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $2,000,000 in the aggregate.

      5.4   Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b)   Such Grantor will furnish to the Administrative Agent
      and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

                  (c)   At any time and from time to time, upon the written
      request of the Administrative Agent, and at the sole expense of such
      Grantor, such Grantor will promptly and

                                       10

      duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the
      Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      5.5   Changes in Locations, Name, etc. Such Grantor will not, except upon
15 days' prior written notice to the Administrative Agent and delivery to the
Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                        (i)   change its jurisdiction of organization or the
            location of its chief executive office or sole place of business from that referred to in Section 4.3; or

                        (ii)  change its name, identity or corporate or other
            organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this
            Agreement would become misleading.

      5.6   Notices. Such Grantor will advise the Administrative Agent and the
Lenders promptly, in reasonable detail, of:

                  (a)   any Lien (other than security interests created hereby
      or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b)   of the occurrence of any other event which could
      reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

      5.7   Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital
Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative
Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the
Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the

                                       11

Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such
Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the
Administrative Agent and the Lenders, segregated from other funds of such
Grantor, as additional collateral security for the Obligations.

            Notwithstanding the foregoing provisions of this Section 5.7(a) or any other provision of this Agreement, in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock be required to be pledged hereunder.

                  (b)   Without the prior written consent of the Administrative
      Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except for any such transaction consummated by the Borrower or any of its
      Subsidiaries that is expressly permitted by the Credit Agreement), (iii)
      create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or
      Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and nonconsensual Liens permitted by
      Section 7.2 of the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the
      Administrative Agent to sell, assign or transfer any of the Investment
      Property or Proceeds thereof.

                  (c)   In the case of each Grantor which is an Issuer, such
      Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the
      Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment
      Property issued by it.

      5.8   Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any
Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b)   Such Grantor will deliver to the Administrative Agent a
      copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than
      5% of the aggregate amount of the then outstanding Receivables.

      5.9   Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use (unless such
Grantor determines that it is not commercially reasonable to do so, (ii)
maintain the quality of products and services offered under such Trademark sufficient to maintain the goodwill of the business, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not intentionally adopt or use any mark which is confusingly similar or a

                                       12

colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any commercially reasonable act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b)   Such Grantor (either itself or through licensees) will
      not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public (unless such
      Grantor determines it is commercially reasonable to do so).

                  (c)   Such Grantor (either itself or through licensees) will
      not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the material Copyrights may become invalidated or otherwise impaired. Such
      Grantor will not (either itself or through licensees) do any act whereby any material portion of the material Copyrights may fall into the public domain.

                  (d)   Such Grantor (either itself or through licensees) will
      not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e)   Such Grantor will notify the Administrative Agent and
      the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property could reasonably be expected to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of any proceeding in the United States
      Patent and Trademark Office, the United States Copyright Office or any
      court or tribunal in any country, but excluding non-final office actions received from the United States Patent and Trademark Office in the ordinary course, or equivalent notifications form the United States
      Copyright Office) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f)   Whenever such Grantor, either by itself or through any
      agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such
      Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the
      Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g)   Such Grantor will take all commercially reasonable
      steps, including, without limitation, in any proceeding before the United
      States Patent and Trademark Office, the United States Copyright Office or
      any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability extent to the extent such Grantor determines that it is not commercially reasonable to do so.

                                       13

                  (h)   In the event that any material Intellectual Property is
      infringed, misappropriated or diluted by a third party, such Grantor shall
      (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, if reasonably requested by the Administrative Agent, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution. Grantor shall not be required to take any such actions which would in any way jeopardize or bring into question the validity of the
      Intellectual Property.

                         SECTION 6.  REMEDIAL PROVISIONS

      6.1   Certain Matters Relating to Receivables. (a) Subject to Section 6.2
with respect to communications with obligors under the Receivables, the
Administrative Agent shall have the right to make test verifications of the
Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.
At any time and from time to time, upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative
Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b)   The Administrative Agent hereby authorizes each Grantor
      to collect such Grantor's Receivables, subject to the Administrative
      Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative
      Agent at any time after the occurrence and during the continuance of an
      Event of Default, any payments of Receivables, when collected by any
      Grantor, (i) shall be forthwith (and, in any event, within two Business
      Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral
      Account maintained under the sole dominion and control of the
      Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii)
      until so turned over, shall be held by such Grantor in trust for the
      Administrative Agent and the Lenders, segregated from other funds of such
      Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c)   At the Administrative Agent's request at any time after
      the occurrence, and during the continuance, of an Event of Default, each
      Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

      6.2   Communications with Obligors; Grantors Remain Liable. (a) The
Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b)   Upon the request of the Administrative Agent at any time
      after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors

                                       14

      on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                  (c)   Anything herein to the contrary notwithstanding, each
      Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any
      Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any
      Lender be obligated in any manner to perform any of the obligations of any
      Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      6.3   Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the
Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b)   If an Event of Default shall occur and be continuing and
      the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative
      Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof
      (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the
      Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the
      Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                                       15

                  (c)   Each Grantor hereby authorizes and instructs each Issuer
      of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this
      Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

      6.4   Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the
Administrative Agent and the Lenders, segregated from other funds of such
Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the
Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral
Account (or by such Grantor in trust for the Administrative Agent and the
Lenders) shall continue to be held as collateral security for all the
Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

      6.5   Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting
Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

            First, to pay incurred and unpaid fees and expenses of the
      Administrative Agent under the Loan Documents;

            Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

            Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

            Fourth, any balance remaining after the Obligations shall have been
      Fully Satisfied shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

      6.6   Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the
Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person
(all and each of which demands, defenses, advertisements and notices are hereby waived), may in such

                                       16

circumstances forthwith collect, receive, appropriate and realize upon the
Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the
Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the
Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The
Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative
Agent may elect, and only after such application and after the payment by the
Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the
Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      6.7   Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each
Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the
Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities
Act.

                  (b)   Each Grantor recognizes that the Administrative Agent
      may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if

                                       17

      such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c)   Each Grantor agrees to use its commercially reasonable
      efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the
      Credit Agreement.

      6.8   Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                       SECTION 7.  THE ADMINISTRATIVE AGENT

      7.1   Administrative Agent's Appointment as Attorney-in-Fact, etc. (a)
Each Grantor hereby irrevocably constitutes and appoints the Administrative
Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each
Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                        (i)   in the name of such Grantor or its own name, or
            otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or
            Contract or with respect to any other Collateral whenever payable;

                        (ii)  in the case of any Intellectual Property, execute
            and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                                       18

                        (iii) pay or discharge taxes and Liens levied or placed
            on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                        (iv)  execute, in connection with any sale provided for
            in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the
            Collateral; and

                        (v)   (1) direct any party liable for any payment under
            any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments,
            verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent
            jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright,
            Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative
            Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such
            Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative
            Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such
            Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the
Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b)   If any Grantor fails to perform or comply with any of
      its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c)   The reasonable expenses of the Administrative Agent
      incurred in connection with actions undertaken as provided in this Section
      7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative
      Agent on demand.

                                       19

                  (d)   Each Grantor hereby ratifies all that said attorneys
      shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      7.2   Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the
Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative
Agent deals with similar property for its own account. Neither the
Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7.3   Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each
Grantor authorizes the Administrative Agent to use the collateral description
"all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

      7.4   Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the
Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the
Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8.  MISCELLANEOUS

      8.1   Amendments in Writing. None of the terms or provisions of this
Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

      8.2   Notices. All notices, requests and demands to or upon the
Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such
Guarantor at its notice address set forth on Schedule 1.

                                       20

      8.3   No Waiver by Course of Conduct; Cumulative Remedies. Neither the
Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any
Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4   Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such
Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative
Agent.

                  (b)   Each Guarantor agrees to pay, and to save the
      Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c)   Each Guarantor agrees to pay, and to save the
      Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

                  (d)   The agreements in this Section 8.4 shall survive
      repayment of the Obligations and all other amounts payable under the
      Credit Agreement and the other Loan Documents.

      8.5   Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the
Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the
Administrative Agent.

      8.6   Set-Off. Each Grantor hereby irrevocably authorizes the
Administrative Agent and each Lender at any time and from time to time while an
Event of Default pursuant to Section 8.1(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the
Administrative Agent or such Lender to or for the credit or the account of such
Grantor, or any part thereof in such amounts as the Administrative Agent or such
Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether

                                       21

arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative
Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

      8.7   Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      8.8   Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9   Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.10  Integration

This Agreement and the other Loan Documents represent the agreement of the
Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      8.11  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      8.12  Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a)   submits for itself and its property in any legal action
      or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b)   consents that any such action or proceeding may be
      brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                                       22

                  (c)   agrees that service of process in any such action or
      proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d)   agrees that nothing herein shall affect the right to
      effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e)   waives, to the maximum extent not prohibited by law, any
      right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      8.13  Acknowledgements. Each Grantor hereby acknowledges that:

                  (a)   it has been advised by counsel in the negotiation,
      execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b)   neither the Administrative Agent nor any Lender has any
      fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative
      Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c)   no joint venture is created hereby or by the other Loan
      Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      8.14  Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the
Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      8.15  Releases. (a) At such time as the Obligations shall have been Fully
Satisfied, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the
Administrative Agent shall deliver to such Grantor any Collateral held by the
Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b)   If any of the Collateral shall be sold, transferred or
      otherwise disposed of by any Grantor in a transaction permitted by the
      Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

                                       23

      8.16  WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                     [Rest of page left intentionally blank]

                                       24

            IN WITNESS WHEREOF, each of the undersigned has caused this
Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                          MAFCO WORLDWIDE CORPORATION

                                          By: /s/ Stephen G. Taub
                                             ______________________________
                                             Name: Stephen G. Taub
                                             Title: President and Chief
                                                      Executive Officer

                                          FLAVORS HOLDINGS INC.

                                          By: /s/ Stephen G. Taub
                                             ______________________________
                                             Name: Stephen G. Taub
                                             Title: President and Chief
                                                      Operating Officer

                                          EVD HOLDINGS INC.

                                          By: /s/ Stephen G. Taub
                                             ______________________________
                                             Name: Stephen G. Taub
                                             Title: President and Chief
                                                      Executive Officer

                                          MAFCO SHANGHAI CORPORATION

                                          By: /s/ Stephen G. Taub
                                             ______________________________
                                             Name: Stephen G. Taub
                                             Title: President

                                                               Schedule 1 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                        NOTICE OF ADDRESSES OF GUARANTORS

                    1.  Mafco Worldwide Corporation
                        Third Street and Jefferson Avenue
                        Camden, New Jersey 08104

                    2.  Flavors Holdings Inc.
                        Third Street and Jefferson Avenue
                        Camden, New Jersey 08104

                    3.  Mafco Shanghai Corporation
                        Third Street and Jefferson Avenue
                        Camden, New Jersey 08104

                    4.  EVD Holdings Inc.
                        35 East 62nd Street
                        New York, New York 10021

                                   SCHEDULE 1

                                                               Schedule 2 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                       DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:

                                                       STOCK
                                         CLASS OF    CERTIFICATE    NO. OF SHARES % OF
    GRANTOR            ISSUER             STOCK          NO.         EQUITY INTERESTS
    -------            ------             -----          ---         ----------------

Flavor Holdings    Mafco Worldwide     Common Stock       2             1,000/100%
Inc.               Corporation

Mafco Worldwide    Mafco Shanghai      Common Stock      002            1,000/100%
Corporation        Corporation

                   EVD Holdings Inc.   Common Stock      003            1,000/100%

EVD Holdings Inc.  EVD Holdings S.A.                     N/A              66% of
                                                                        outstanding
                                                                     equity interests

                                   SCHEDULE 2

                                                               Schedule 3 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         UNIFORM COMMERCIAL CODE FILINGS
                         -------------------------------

                                                             JURISDICTION OF
        SECURED PARTY                   DEBTOR                FILING OFFICE
        -------------                   ------                -------------
JPMorgan Chase Bank, N.A.,    Flavors Holdings, Inc.     Delaware Secretary of
as Administrative Agent                                  State

JPMorgan Chase Bank, as       Mafco Worldwide            Delaware Secretary of
Administrative Agent          Corporation                State

JPMorgan Chase Bank, as       Mafco Shanghai Corporation Delaware Secretary of
Administrative Agent                                     State

JPMorgan Chase Bank, as       EVD Holdings Inc.          Delaware Secretary of
Administrative Agent                                     State

Filing the appropriate documents with the United States Patent and Trademark
Office and the United States Copyright Office.

Possession by the Administrative Agent of Collateral in which the security interest may only be perfected by possession.

With respect to Deposit Accounts, execution and delivery of Deposit Account
Control Agreements.

Compliance with applicable certificate of title statutues with respect to
Vehicles covered by a certificate of title.

With respect to Letter of Credit Rights, obtain the consent to the assignment of proceeds of the letter of credit by the issuer or any nominated person in respect thereof.

Compliance with the laws of jurisdictions other than the United States with respect to Collateral as to which perfection of the Adminstrative Agent's lien thereon is not not subject to the laws of the United States

                                   SCHEDULE 3

                                                               Schedule 4 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                              JURISDICTION OF          LOCATION OF
          GRANTOR               ORGANIZATION      CHIEF EXECUTIVE OFFICE
          -------               ------------      ----------------------
Mafco Worldwide Corporation       Delaware     Third Street and Jefferson Avenue
                                               Camden, New Jersey 08104

Flavors Holdings Inc.             Delaware     Third Street and Jefferson Avenue
                                               Camden, New Jersey 08104

EVD Holdings Inc.                 Delaware     35 East 62nd Street
                                               New York, New York 10021

Mafco Shanghai Corporation        Delaware     Third Street and Jefferson Avenue
                                               Camden, New Jersey 08104

                                   SCHEDULE 4

                                                               Schedule 5 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                      LOCATIONS OF INVENTORY AND EQUIPMENT

           GRANTOR                              LOCATION
           -------                              --------
Mafco Worldwide Corporation    Third Street and Jefferson Avenue
                               Camden, New Jersey 08104

                               300 North Delaware Avenue
                               Camden, New Jersey 08101

                               7100 Westfield Avenue
                               Pennsauken, New Jersey 08110

                               4400 Williamsburg Avenue
                               Richmond, Virginia 23231

                               Uncommon Carrier Inc.
                               Port Kearny - Buildings # 3
                               S. Kearny, New Jersey 07032

                               Barthco International
                               314 Kaiser Drive
                               Folcroft, Pennsylvania 19032

                               ETO Sterilization
                               2500 Brunswick Avenue
                               Linden, New Jersey 07036

                               Southern Cold Storage
                               2900 Cofer Road
                               Richmond, Virginia 23224

                               American Tobacco Warehouses
                               800 Jefferson Davis Highway
                               Richmond, Virginia 23224

                               SteriGenics
                               1148 Porter Avenue
                               Haw River, North Carolia 27258

                               Malaco KS
                               Vallensbaekvej 18D
                               Brondy, Denmark
                               DK 2605

                                   SCHEDULE 5

           GRANTOR                              LOCATION
           -------                              --------

                               Zust & Bachmeier GmbH
                               Cushavener Str. 5
                               Bremen 28217 Germany

Mafco Shanghai Corporation     None.

EVD Holdings Inc.              None.

Flavors Holdings Inc.          None.

                                   SCHEDULE 5

                                                               Schedule 6 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                        COPYRIGHTS AND COPYRIGHT LICENSES
                        ---------------------------------

                                      None.

                           PATENTS AND PATENT LICENSES
                           ---------------------------

                                      None.

                                   SCHEDULE 6

                                                               Schedule 6 to the
                                              Guarantee and Collateral Agreement
                                              ----------------------------------

                          MAFCO WORLDWIDE CORPORATION.
        TRADEMARKS REGISTERED OR FILED WITH THE UNITED STATES PATENT AND
                                TRADEMARK OFFICE

---------------------------------------------------------------------------------------------
           MARK             REG NO.   REG. DATE   APP. NO.   FILING DATE TYPE/STATUS JURIS.
           ----             -------   ---------   --------   ----------- ----------- ------
---------------------------------------------------------------------------------------------

TRADE MARK and design       0084018  10/31/1911   71/056173   5/4/1911     Renewed     US
---------------------------------------------------------------------------------------------
MAFCO and design            0612290   9/13/1955   71/676815   9/13/1955    Renewed     US
---------------------------------------------------------------------------------------------
BVB and design              0625539   4/17/1956   71/676122   11/5/1954    Renewed     US
---------------------------------------------------------------------------------------------
S                           0635021   10/2/1956   71/699812  12/12/1955    Renewed     US
---------------------------------------------------------------------------------------------
SHIP BRAND                  0753563   7/30/1963   72/144621   5/15/1962    Renewed     US
---------------------------------------------------------------------------------------------
SHIP BRAND                  0753608   7/30/1963   72/144622   5/15/1962    Renewed     US
---------------------------------------------------------------------------------------------
SHIP BRAND                  0753781   7/30/1963   72/144623   5/15/1962    Renewed     US
---------------------------------------------------------------------------------------------
RIGHT DRESS and design      0764149   2/4/1964    72/163953   3/5/1963     Renewed     US
---------------------------------------------------------------------------------------------
BEAUTY BLANKET              0836186   10/3/1967   72/255712   10/4/1966    Renewed     US
---------------------------------------------------------------------------------------------
MAFCO and design            0856843   9/17/1968   72/291465   2/19/1968    Renewed     US
---------------------------------------------------------------------------------------------
MAFCO and design            0864099   1/28/1969   72/291463   2/19/1968    Renewed     US
---------------------------------------------------------------------------------------------
MAFCO-MAGNASWEET            0997652   11/5/1974   72/462129   7/5/1973     Renewed     US
---------------------------------------------------------------------------------------------
SME                         1017526   8/5/1975    73/027317   7/22/1974    Renewed     US
---------------------------------------------------------------------------------------------
COCOA DRESS and design      1060456   3/1/1977    73/080188   3/15/1976    Renewed     US
---------------------------------------------------------------------------------------------
RIGHTDRESS                  1278230   5/15/1984   73/368993   6/10/1982    Renewed     US
---------------------------------------------------------------------------------------------
MAG                         1469567  12/22/1987   73/619470   9/12/1986  Registered    US
---------------------------------------------------------------------------------------------
MAGNASWEET and design       2331742   3/21/2000   75/605727  12/15/1998  Registered    US
---------------------------------------------------------------------------------------------

                               TRADEMARK LICENSES
                               ------------------

                                      None.

                                   SCHEDULE 6

                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned hereby acknowledges receipt of a copy of the
Guarantee and Collateral Agreement dated as of December [__], 2005 (the
"Agreement"), made by the Grantors parties thereto for the benefit of JPMorgan
Chase Bank, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

            1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2.    The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section [5.7(a)]
of the Agreement.

            3.    The terms of Sections [6.3(c)] and [6.7] of the Agreement
shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section [6.3(c)] or [6.7] of the Agreement.

                                             [NAME OF ISSUER]

                                             By:________________________________
                                                Name:
                                                Title:

                                             Address for Notices:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             Fax:

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement

            ASSUMPTION AGREEMENT, dated as of December [__], 2005 made by
[_________] (the "Additional Grantor"), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

            WHEREAS, FLAVORS HOLDINGS INC. ("Holdings"), MAFCO WORLDWIDE
CORPORATION (the "Borrower"), the Lenders, the Documentation Agent named therein and the Administrative Agent have entered into a Credit Agreement, dated as of
December [__] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of December [__], 2005 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and
Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1.    Guarantee and Collateral Agreement. By executing and
delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the
Schedules to the Guarantee and Collateral Agreement. The Additional Grantor
hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2     GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                     [Rest of page left intentionally blank]

            IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                             [ADDITIONAL GRANTOR]

                                             By:________________________________
                                                Name:
                                                Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                            Supplement to Schedule 5

                            Supplement to Schedule 6